
                                     Three Months Ended               Nine Months Ended
                                        September 30                    September 30
                                    1998            1997             1998           1997
Basic:

Average shares
  outstanding                     18,318,644       18,129,647      18,304,493    18,121,209

Net earnings applicable
  to common stock and
  common stock
  equivalents                     $   929,000     $(3,337,000)    $11,520,000    $6,468,000

Basic earnings per share                $0.05          $(0.18)          $0.63         $0.36


Diluted:
  Average shares
  outstanding                      18,318,644      18,129,647      18,304,493    18,121,209

Net effect of dilutive
  stock options based on
  treasury stock method
  using the average
  market price to
  common stock and
  common stock
  equivalents                          76,385          89,624         106,353        67,504

Average number of common
  shares and common
  equivalent shares                18,395,029      18,219,271      18,410,846    18,188,713

Net earnings applicable
  to common stock and
  common stock
  equivalents                     $   929,000     $(3,337,000)    $11,520,000    $6,468,000

Diluted earnings
  per share                             $0.05          $(0.18)          $0.63         $0.36

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